EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Dial Corporation on Form S-3 of our report dated February 14, 1997, appearing in the Annual Report on Form 10-K of The Dial Corporation for year ended December 28, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona


August 12, 1997